                                                                   Exhibit 10.18

                              AMENDMENT NO. 1 TO
                             EMPLOYMENT AGREEMENT
                             --------------------

     This Amendment No. 1 to Employment Agreement ("Amendment") is effective as of July 1, 1997, and is made by and between HEALTHCARE FINANCIAL PARTNERS, INC., a Delaware corporation (the "Corporation") and STEVEN I. SILVER ("Employee").

                              W I T N E S S E T H:
                              - - - - - - - - - -

     A. Employee and the Corporation have entered into an Employment Agreement ("Agreement") dated as of October 1, 1996.

     B. The Corporation desires to further recognize Employee's contribution to the growth and success of the Corporation by amending the term of the Agreement, and to make Employee an executive officer of the Corporation.

     NOW, THEREFORE, in consideration of the foregoing premises, and of the mutual covenants and representations contained in this Amendment, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

     1. Section 4.1 of the Agreement is hereby amended and restated in its entirety to read as follows:

          4.1 Duration and Extension.
              ----------------------

          (a) The Employment Period shall commence on the original date of the Agreement and shall continue until the earlier of (i) the close of business on the day immediately preceding the third annual anniversary of the date of the Agreement (i.e. October 1, 1999), subject to extension pursuant to Paragraph
           ----
4.1(b), (ii) the Employee's normal retirement date under the Corporation's retirement plan as in effect on the date of this Agreement ("Normal Retirement Date"), or (iii) the death or Total Disability of the Employee.

          (b) On the first annual anniversary of the date of this Agreement

(i.e. October 1, 1997), and on each annual anniversary date thereafter, the
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Employment Period shall be automatically extended for an additional one year period (but not beyond the Normal Retirement Date, death or Total Disability of the Employee), unless the Corporation or the Employee notifies the other in writing prior to such anniversary date of its or his intention not to so extend the Employment Period."

     2. In view of the satisfactory resolution of that certain adversary proceeding identified in Section 1.1(a) of the Agreement, Employee shall assume the office of Vice President of Marketing effective as of the date of this Amendment.

     3. Except as expressly modified by this Amendment, the Agreement remains in full force and effect.
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     IN WITNESS WHEREOF, the parties have executed and delivered this Amendment
No. 1 To Employment Agreement as of the date first above written.



ATTEST:                             THE CORPORATION:

                                    HEALTHCARE FINANCIAL
                                    PARTNERS, INC.
                                    a Delaware corporation



Edward P. Nordberg, Jr.             By: Ethan D. Leder
-----------------------------          ----------------------------
Edward P. Nordberg, Jr.             Name: Ethan D. Leder
                                    Its: President



WITNESS:                            EMPLOYEE:



Debra M. Van Alstyne                Steven I. Silver
--------------------------          -----------------------------------------
Debra M. Van Alstyne                Steven I. Silver

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